UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 31, 2013)

China Botanic Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34808 (Commission File Number)	88-1273503 (IRS Employer Identification No.)

Level 11, Changjiang International Building No. 28, Changjiang Road Nangang District, Harbin Heilongjiang Province, P.R. China (Address of Principal Executive Offices)	150090 (Zip Code)

+86-451-5762-0378
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2013, China Botanic Pharmaceutical Inc. (the "Company") received a notice of failure to satisfy a continued listing standard (the "Letter") from the NYSE MKT LLC (the "Exchange").  The Letter indicates that although the Company has resolved the Audit Committee continued listing deficiency referenced in the warning letter from the Exchange dated January 12, 2013, the staff of the NYSE MKT Corporate Compliance Department (“Compliance Department”) has determined that based upon its review of the Form NT 10-K filed on January 30, 2013 and subsequent discussions, the Company will be unable to timely file its Form 10-K for the period ended October 31, 2013 (“Form 10-K”) by February 14, 2013.

In the Company’s Form NT 10-K, the Company has indicated that management has encountered delays in completing the Company’s consolidated financial statements and corresponding delay in completing of the annual audit.  As such, information necessary for the filing of a complete and accurate report on Form 10-K could not be gathered within the prescribed time period without unreasonable effort and expense. The Company remains committed to completing its Form 10-K at the earliest possible time, but does not currently anticipate its completion within the fifteen calendar days following the prescribed due date.

The timely filing of the Form 10-K is a condition for the Company’s continued listing on the Exchange under Sections 134 and 1101 of the NYSE MKT LLC Company Guide (the "Company Guide").  In addition,  this failure will be a material violation of its listing agreement with the Exchange, and under Section 1003(d) of the Company Guide the Exchange is authorized to suspend and unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

As a result, the  Company is now subject to the procedures and requirements of Section 1009 of the Company Guide and must contact the Exchange by February 7, 2013 to confirm receipt of the Letter, discuss any new developments of which the Exchange staff may be unaware, and indicate whether or not it intends to submit a plan of compliance.

In order to maintain its listing, the Company must submit a plan of compliance (“Compliance Plan”) by February 14, 2013 advising of actions that Company has taken or will take to comply with Sections 134 and 1101 of the Company Guide by May 1, 2013.  The Compliance Department will evaluate the Compliance Plan and make a determination as to whether or not to accept the Compliance Plan by May 1, 2013.  In the event the Compliance Plan is accepted, the Company will remain listed during the plan period and will be subject to periodic review to determine whether progress is being made pursuant to the Compliance Plan.  In the event that a Compliance Plan is not submitted, accepted or progress is not made under the Compliance Plan during the plan period, the Exchange staff may initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

The Company  intends to submit a Compliance Plan by February 14, 2013 and continue its efforts to file the Form 10-K at the earliest possible time.

The Company issued a press release on February 5, 2013 relating to the foregoing matters. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.            Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Botanic Pharmaceutical Inc.
a Nevada Corporation

Dated: February 5, 2013                                                 /s/ Li Shaoming
Li Shaoming,
Chief Executive Officer

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